Exhibit 10.12


A request for confidential treatment for portions of this exhibit has been filed with the United States Securities and Exchange Commission. The portions for which confidential treatment has been requested have been separately filed with the commission. The mark "Confidential Treatment Requested" has been inserted at all places within this Exhibit where information has been deleted.

                        CELLULAR SERVICE SALES AGREEMENT

--------------------------------------------------------------------------------

         DEALER                                    AMERITECH

AREAWIDE CELLULAR, INC.              AMERITECH MOBILE COMMUNICATIONS, INC
Attention: CFO                       Attention: Manager, Contract Administration
1615 Barclay Blvd                    2000 West Ameritech Center Drive, #3H92F
Buffalo Grove, IL 60089              Hoffman Estate, Illinois 60195-5000


By:   /s/ Steven Zabel               By: /s/ Jay Ellison
      ----------------------------       ---------------------------------------
      (Signature)                        (Signature)
      Steven Zabel                       Jay Ellison
      CFO                                Regional Vice President - Sales

Date:                                Date:
      ----------------------------         -------------------------------------

--------------------------------------------------------------------------------

         Cellular telephone service ("Service") is provided and sold by AMERITECH ("AMERITECH Service") as the authorized representative of the holders of various licenses issued by the Federal Communications Commission in several states (collectively, the "Service Area"). For purposes of this Agreement, the term "Service" includes AMERITECH Service, cellular telephone service provided by third parties, and other similar two-way voice communications services, regardless of the types of technology and/or FCC licenses involved. Dealer sells products and Service to the public within certain specific Service Areas which are listed on Exhibit A (the "Market" or "Markets"). Dealer desires to act as AMERITECH's agent for the sale of AMERITECH Service in the Markets named in Exhibit A.

            The parties have agreed to the following terms which will govern Dealer's actions as AMERITECH's agent and AMERITECH's payments to Dealer.

         1. EXCLUSIVITY. Dealer will sell AMERITECH Service exclusively in the Markets named in Exhibit A. Dealer will not offer or sell Service provided or sold by any third party, or refer any Service customer to any third party, including any other AMERITECH sales representatives and/or resellers. AMERITECH may sell AMERITECH Service directly or indirectly, by any means, throughout the Service Area.

         2. ROLLING TERM. Unless earlier terminated under Section 8, below, the term of this Agreement (the "Term") shall be continuous and expire on the last day of the full calendar month following delivery by either party of a notice of expiration ("Expiration Notice"). An Expiration Notice may be given for any reason or no reason.

         3. COMPENSATION. AMERITECH will compensate the Dealer for each complete sale of AMERITECH Service to customers. Sales of new Service are complete after the customer has purchased service for the minimum continuous time period established in Exhibit B.

         Compensation will be paid at the rates and on the conditions attached as Exhibit B. AMERITECH, in its sole discretion, may amend any and all Dealer Compensation amounts at any time, provided that such amendments will take effect only after AMERITECH gives Dealer a notice of the same length as an Expiration Notice. AMERITECH may, at any time, and upon five (5) business days written notice to Dealer, amend other parts of Exhibit B relating to other Terms and Conditions of Payment and/or adding or deleting Service Products and Special Offers.

         4. CUSTOMERS AND CUSTOMER INFORMATION. Dealer agrees that all customers who buy AMERITECH Service through Dealer are AMERITECH's Service customers ("AMERITECH Customers") and that for any purposes related to Service, Dealer will deal with AMERITECH customers only as AMERITECH's agent. Dealer will comply, upon reasonable notice, with all of AMERITECH's customer enrollment procedures (including credit procedures) and customer service procedures all of which may change from time to time. Dealer agrees not to impose any enrollment standards, sales conditions, or contracts not written by AMERITECH on AMERITECH Customers. Dealer will not bill or collect any Service charges from AMERITECH Customers without AMERITECH's advance written agreement.

         Dealer agrees that Dealer will not sell Ameritech Service in connection with any communications equipment ("Equipment") unless such Equipment:

         (A) Has been certified by the Cellular Telephone Industry Association ('CTIA"); or

         (B)      Has received the prior, written approval of both parties.

         Dealer also agrees that all AMERITECH Customer information (including, but not limited to, names, addresses or lists; use, billing and related information; and information pertaining to customers' cellular telephone equipment; all of which are referred to as "Customer Information") is confidential and highly valuable to AMERITECH, and is the exclusive property of AMERITECH. The Dealer agrees to treat AMERITECH's Customer Information with the highest degree of care, and to maintain the confidentiality of AMERITECH's Customer Information as if it were the Dealer's confidential and proprietary trade secrets.

         5. DUTY OF LOYALTY. During the Term of this Agreement and for one (1) calendar year after the Term expires (Section 2) or terminates (Section 8) or any shorter period required by law, and within seventy-five (75) miles of any of the Markets listed on Exhibit A, the Dealer will not, directly or indirectly:

         (A) Solicit AMERITECH Customers to buy any Service other than AMERITECH Service;

         (B) Try to persuade any AMERITECH Customers to buy any Service from anyone but AMERITECH, including other AMERITECH sales representatives and/or resellers; or

         (C) Sell, convey or transfer any AMERITECH Customer Information to any third party.

THIS COMMITMENT IS NOT INTENDED TO RESTRICT THE DEALER'S GENERAL ABILITY TO DO BUSINESS. THE PARTIES INTEND ONLY TO PROTECT AMERITECH'S CUSTOMER RELATIONSHIPS AND AMERITECH'S CUSTOMER INFORMATION. Dealer acknowledges that these commitments are necessary to protect AMERITECH's legitimate business interests. Dealer agrees that these commitments are reasonable in subject matter, length of time, and geographic area.

         6. INDEMNIFICATION AND INSURANCE. Dealer will indemnify and hold harmless AMERITECH and its employees, agents and assigns from any claims or demands made (1) as a result of Dealer's conduct of its business, including but not limited to negligent or wrongful acts or omissions; (2) by Dealer's employees under worker's compensation or other, similar laws; and (3) as a result of Dealer's unauthorized use of AMERITECH's Customer Information, Marks, or other proprietary property. AMERITECH may defend any such claims or demands using its counsel.

         Dealer will maintain aggregate minimum liability insurance coverage of One Million Dollars ($1,000,000) per occurrence, under policies issued by recognized and legally qualified insurance companies, for each of the following:

property damage, bodily and/or personal injury, and death arising from Dealer's acts or omissions. Further, if AMERITECH, in its reasonable discretion, considers changes in law or standards of liability, inflation, special risks, or other similar causes (including jury awards) to justify higher coverage amounts; and if other, similarly situated AMERITECH dealers doing business in Dealer's Market(s) are subject to similar increases, then AMERITECH may require Dealer to increase its coverage levels upon reasonable notice. Upon AMERITECH's request, Dealer shall furnish proof of insurance coverage.

         7. TRADEMARKS. AMERITECH grants Dealer a special limited license to use the AMERITECH trademarks and trade names (the "Marks") shown on Exhibit C for the sole purpose of selling AMERITECH's Service. Dealer agrees to comply upon reasonable notice with all of AMERITECH's standards for use of the Marks, as amended from time to time.

         8. TERMINATION. This Agreement will terminate under the following circumstances:

         (A) UPON EXPIRATION of the Term following Expiration Notice, as provided in Section 2, above.

         (B) FOR CAUSE, if one party (a) breaches this Agreement and (except as stated in subsection (C) below) fails to cure such breach within ten (10) calendar days after delivery of written notice of such breach. The injured party may then terminate this Agreement immediately upon delivery to the other Party of an additional written termination notice.

         (C)      IMMEDIATELY AND WITHOUT NOTICE, if

                  (1) In AMERITECH's sole judgment, Dealer (or any Dealer employee or agent) has abused or misused this Agreement or any AMERITECH Service product, sales program, promotion (or other similar effort), procedure or customer equipment program, for profit; or

                  (2) Dealer fails to obtain AMERITECH's prior written approval (which may be withheld for any reason or no reason) of any change either of majority ownership interest of Dealer or in effective control of Dealer.

         Upon termination, the Dealer will immediately turn over to AMERITECH all Customer Information, regardless of form or storage medium, along with all materials relating to AMERITECH's Marks. The Dealer will permit AMERITECH to make a reasonable inspection of the Dealer's business premises to verify compliance with this Section.

         9. REMEDIES. AMERITECH has the right to enforce any of Dealer's commitments under this Agreement by any available means at law or in equity, including any form of injunctive relief. Further, Dealer consents to the entry of immediate injunctive relief to prevent any breach. Dealer acknowledges: (1) that these restrictions are necessary to protect AMERITECH's legitimate business interests; and (2) that AMERITECH would be irreparably injured by, and would have no adequate remedy at law for, any breach or threatened breach of Dealer's commitments.

         If AMERITECH breaches this Agreement, Dealer's sole remedy will be to terminate this Agreement and bring an action at law for money damages.

         10. ASSIGNMENT. Dealer has no right to assign, transfer or convey all or any part of this Agreement.

         11. COMPLIANCE WITH LAWS. This Agreement and the parties' action under this Agreement shall comply with all applicable federal, state and local laws, rules, regulations, court orders, and governmental agency orders. If a court or governmental agency with proper jurisdiction determines that this Agreement or a provision of this Agreement is unlawful, this Agreement or that provision of this Agreement shall terminate. If a provision of this Agreement is so terminated and Ameritech in its reasonable discretion decides that it can legally, commercially, and practicably continue this Agreement without the terminated provision, the remainder of this Agreement will continue in effect.

         12. OTHER. Notices concerning this Agreement are to be sent to the addresses shown on the first page, until either party provides the other with reasonable written notice of a change of address. All notices will be sent via facsimile transmission followed by first class mail or overnight delivery service (such as Federal Express). Notices will take effect one (1) business day after they are delivered.

         This agreement and the attached Exhibits A, B and C set forth the entire relationship between the parties. This Agreement may be modified only in writing signed by both parties, except for changes required by regulatory authorities and any changes to Exhibit B, which are made by AMERITECH pursuant to Section 3.

         Even if one party tolerates deficiencies in the other party's performance on one or more occasions, subsequent deficiencies will be sufficient reason to enforce this Agreement, including (where applicable) termination.

         Sections 1 and 4 through 9 shall survive expiration and/or termination of this Agreement.

         Any lawsuit related to the Agreement or the activities contemplated by the Agreement may only be brought in, and the parties consent to the jurisdiction of, the United States District Court for the Northern District of Illinois (if federal jurisdiction applies) or in the Circuit Court of Cook County, Illinois.


                                       END

                                    EXHIBIT A



I.       AUTHORIZED DEALER LOCATIONS

         This Exhibit A sets forth: (1) the date upon which Dealer's authorization takes effect; (2) the AMERITECH Markets in which Dealer is authorized to solicit Customers; and (3) specific locations at which Dealer is authorized to sell Mobile Service. (If some specific locations are not known at the date of execution of this Agreement, then with AMERITECH's written consent they may be added, as they become known.)




1.       EFFECTIVE DATE:
                        -----------------------------

2. ALL OF THE FOLLOWING MARKETS IN WHICH AMERITECH IS AUTHORIZED TO PROVIDE MOBILE SERVICES:

                  Madison CGSA and Milwaukee CGSA


3.       AUTHORIZED DEALER LOCATION(S):



4.       AUTHORIZED SATELLITE LOCATION(S):

                     EXHIBIT B: DEALER COMPENSATION SCHEDULE
       PART I: COMPENSATION LEVELS IN MADISON CGSA EFFECTIVE MARCH 3,1998

         NOTE: ALL COMPENSATION IS GOVERNED BY THE TERMS ATTACHED AS PART II. IF ANY SERVICE IS TERMINATED OR DEACTIVATED ON OR BEFORE THE LAST DAY OF THE VESTING PERIOD, NO COMPENSATION WILL BE EARNED.

DEALER COMPENSATION

I.       SERVICE PLAN OFFERINGS - COMMISSION PAYMENTS

         [CONFIDENTIAL TREATMENT REQUESTED]

         NOTE: When Digital Service Plan Offerings are introduced, this Section will be amended to include applicable Commission Payments.

II. ACCOUNT MAINTENANCE FEE: Payment may be earned on Customers who have purchased Standard Service Plan Offerings. Payment is based on the Customer's actual net monthly access and airtime charges, during the term of Dealer's Cellular Service Sales Agreement or Cellular and Wireless Data Services Sales Agreement, as the case may be, with Ameritech ("Sales Agreement"), at the following rates:

         ==================================== ========================================================================
                                                                          PAYMENT TO DEALER
         ------------------------------------ ------------------------------------------------------------------------
                                              During initial 13    During 14-37th      During 38th Full or Partial
                                              Full or Partial      Full or Partial     Service Billing Cycle and Full
              Customer's Monthly Charge       Service Billing      Service Billing     or Partial Service Billing
                                              Cycles               Cycles              Cycles Thereafter
         ------------------------------------ -------------------- ------------------- -------------------------------
                   $65.00 or less                         [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------
                   $65.01 - $85.00                        [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------
                  $85.01 - $100.00                        [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------
                   $100.01 or more                        [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------

[CONFIDENTIAL TREATMENT REQUESTED]

EXCEPTIONS TO ACCOUNT MAINTENANCE MATRIX ABOVE:

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED] If you accept the mass transfer of any portion of a customer base activated by another dealer, then regardless of the dates on which those customers were activated, and regardless of the Service Plan Offerings purchased by those customers you will earn a flat Account Maintenance fee of [CONFIDENTIAL TREATMENT REQUESTED] for each customer transferred.

NOTE:

A. Any amendment to the Account Maintenance Matrix (or to the Exceptions to such Matrix) made by Ameritech pursuant to the Compensation Section of the Sales Agreement shall apply to each Customer in Dealer's Account Maintenance Fee base whose Monthly Charge or Service Plan is in the category affected by such amendment, regardless of whether such Customer was activated prior or subsequent to the effective date of such amendment.

B. Full or Partial Service Billing Cycles during which Customers pay no monthly access and/or airtime charges are nonetheless considered Full or Partial Service Billing Cycles, and the "initial" Full or Partial Service Billing Cycle commences upon activation of a Customer's Service, regardless of the date of commencement of actual payments by a Customer on account of monthly access and/or airtime charges.

III.     VESTING PERIOD:

* All Commission Payments and Account Maintenance Fees except any designated Special Offers and No Term Service Plan: [CONFIDENTIAL TREATMENT REQUESTED] Days.

[CONFIDENTIAL TREATMENT REQUESTED] All Commission Payments and Account
         Maintenance Fees for Price Plans with a No Term Agreement [CONFIDENTIAL TREATMENT REQUESTED] days - [CONFIDENTIAL TREATMENT REQUESTED] 91-180 days [CONFIDENTIAL TREATMENT REQUESTED] 181+ days [CONFIDENTIAL TREATMENT REQUESTED].

* Special Offer Commission Payments and Account Maintenance Fees: the period specified in the Special Offer letter, Compensation notice or other Ameritech document setting out the terms of the Special Offer.

                     EXHIBIT B: DEALER COMPENSATION SCHEDULE
      PART I: COMPENSATION LEVELS IN MILWAUKEE CGSA EFFECTIVE MARCH 3,1998

         NOTE: ALL COMPENSATION IS GOVERNED BY THE TERMS ATTACHED AS PART H. IF ANY SERVICE IS TERMINATED OR DEACTIVATED ON OR BEFORE THE LAST DAY OF THE VESTING PERIOD, NO COMPENSATION WILL BE EARNED.

DEALER COMPENSATION

I.       SERVICE PLAN OFFERINGS - COMMISSION PAYMENTS

[CONFIDENTIAL TREATMENT REQUESTED]

NOTE: When Digital Service Plan Offerings are introduced, this Section will be amended to include applicable Commission Payments.

II. ACCOUNT MAINTENANCE FEE: Payment may be earned on Customers who have purchased Standard Service Plan Offerings. Payment is based on the Customer's actual net monthly access and airtime charges, during the term of Dealer's Cellular Service Sales Agreement or Cellular and Wireless Data Services Sales Agreement, as the case may be, with Ameritech ("Sales Agreement"), at the following rates:

         ==================================== ========================================================================
                                                                         PAYMENT TO DEALER
         ------------------------------------ ------------------------------------------------------------------------
                                              During initial 13    During 14-37th      During 38th Full or Partial
                                              Full or Partial      Full or Partial     Service Billing Cycle and
              Customer's Monthly Charge       Service Billing      Service Billing     Full or Partial Service
                                              Cycles               Cycles              Billing Cycles Thereafter
         ------------------------------------ -------------------- ------------------- -------------------------------
                    $65.00 or less                     [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------
                    $65.01 - $85.00                    [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------
                   $85.01 - $100.00                    [CONFIDENTIAL TREATMENT REQUESTED]
         ------------------------------------ -------------------- ------------------- -------------------------------
                    $100.01 or more                    [CONFIDENTIAL TREATMENT REQUESTED]
         ==================================== ==================== =================== ===============================

[CONFIDENTIAL TREATMENT REQUESTED]

EXCEPTIONS TO ACCOUNT MAINTENANCE MATRIX ABOVE:

A. Any customer who has activated after April 1, 1993 and who activated under one of the designated Non-Standard Service Plan Offerings listed below, Account Maintenance Fees will be earned at the following rates:

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED] If you accept the mass transfer of any portion of a customer base activated by another dealer, then regardless of the dates on which those customers were activated, and regardless of the Service Plan Offerings purchased by those customers you will earn a flat Account Maintenance fee of [CONFIDENTIAL TREATMENT REQUESTED] for each customer transferred.

NOTE:

A. Any amendment to the Account Maintenance Matrix (or to the Exceptions to such Matrix) made by Ameritech pursuant to the Compensation Section of the Sales Agreement shall apply to each Customer in Dealer's Account Maintenance Fee base whose Monthly Charge or Service Plan is in the category affected by such amendment, regardless of whether such Customer was activated prior or subsequent to the effective date of such amendment.

B. Full or Partial Service Billing Cycles during which Customers pay no monthly access and/or airtime charges are nonetheless considered Full or Partial Service Billing Cycles, and the "initial" Full or Partial Service Billing Cycle commences upon activation of a Customer's Service, regardless of the date of commencement of actual payments by a Customer on account of monthly access and/or airtime charges.

III.     VESTING PERIOD:

[CONFIDENTIAL TREATMENT REQUESTED] All Commission Payments and Account
         Maintenance Fees except any designated Special Offers and No Term Service Plan [CONFIDENTIAL TREATMENT REQUESTED] Days.

[CONFIDENTIAL TREATMENT REQUESTED] All Commission Payments and Account
         Maintenance Fees for Price Plans with a No Term Agreement: 0-90 days - [CONFIDENTIAL TREATMENT REQUESTED] 91-180 days [CONFIDENTIAL
         TREATMENT REQUESTED] 181+ days [CONFIDENTIAL TREATMENT REQUESTED].

* Special Offer Commission Payments and Account Maintenance Fees: the period specified in the Special Offer letter, Compensation notice or other Ameritech document setting out the terms of the Special Offer.

                        EXHIBIT B: COMPENSATION SCHEDULE
                  PART II: PAYMENT TERMS EFFECTIVE MARCH 3,1998

I.       WHAT YOUR PAYMENT WILL BE FOR EACH SALE

         A. Types of Sales. Dealers earn different Compensation for different types of sales ("Sales"). The type of Sale will depend on four things: whether you sell to a New Customer or an Existing Customer (defined below); which Service Plan you sell; whether the Service Plan is sold on standard terms or is part of a Promotion, Special Offer, Discount and/or Reduced Rate Package; and the area code of the Customer's Mobile Number (area codes outside the Dealer's Authorized Sales Area may receive different compensation treatment).

         New Customers are Customers who did not purchase any Ameritech Service for ninety (90) days before the current sale and/or Customers who activate additional Service line(s) and keep their existing Service line for ninety (90) days after the current sale. If a Customer's existing Ameritech Service line is deactivated within ninety (90) days before or after the current Sale, then he/she is not a New Customer.

         Existing Customers are Customers who have had any Ameritech Service within ninety (90) days before the current sale.

         In the case of both New Customers and Existing Customers, "Customer" shall not include those persons or business entities which purchase or intend to purchase Service for resale to other end users. Dealer shall not be entitled to any Compensation or other amounts including but not limited to equipment rebates on account of any transaction with any person or entity purchasing Service for resale to third parties, and if Compensation or other amounts including but not limited to equipment rebates on account of any such transaction is advanced, it may be set off against (or deducted from) other amounts payable to Dealer by Ameritech.

         NOTE: No Compensation is earned when an Existing Customer changes Service Plans.

         Service Plans are defined by Ameritech, in its sole discretion. Service Plan definitions are based on various factors, including but not limited to transmission technology and application (that is, a sale of an analog transmission Service Plan may be compensated differently from digital transmission and/or wireless data Service Plan); Packages (discounts and/or reduced rates, packaged minutes, free minutes, etc.); and Added Features (such as Standard and Enhanced Message Service, Call Waiting, Call Forwarding, and Three-Way Calling).

         As of the date above, Standard Service Plans include, but are not limited to, Service Plans that are sold without any Promotion, Special Offer, Discount and/or Rate Reduction. Special Offers include Non-Standard Service Plans, including but not limited to Standard Service Plans sold as part of a Promotion, a Package or a Special Offer; and Discounts and/or Reduced Rates for businesses, corporate accounts, eligible associations and other Reduced Rate Plans (all of which are referred to as "Special Offers").

AMERITECH RESERVES THE RIGHT TO ADD, DELETE AND/OR MODIFY SERVICE PLANS AND SPECIAL OFFERS THROUGHOUT THE TERM OF THE DEALER'S SALES AGREEMENT.

         Part I shows the Compensation rates in effect in Dealer's Authorized Sales Area for each type of Sale. (Remember, not all Service Plans and Special Offers are available in all markets and some are not available to all Dealers.) "Compensation" refers to all forms of Compensation, including but not limited to Commission Payments and Account Maintenance Fees, either separately or collectively.

         B.       Types of Compensation.

                  1. One Commission Payment is paid for each Sale to a New Customer of a Mobile Service line identified by a mobile telephone number combined with an ESN number (or an Internet protocol address assigned to a mobile end system in the case of CDPD lines), no matter how many Service Plans and/or Special Offers are combined in the Sale. Please note: Commission Payments for Standard Service Plans and Special Offers will vary. See Part I. There are two (2) kinds of Commission Payments, depending on the type of Sale:

         a. Standard Commission is paid for each Sale to a New Customer of a Standard Service Plan unless the Sale involves a Special Offer.

         b. Special Offer Commissions are paid for each Sale to an Eligible Customer under any Special Offer. Special Offer Commissions will vary. If a Sale to an Eligible Customer involves any Special Offer, the Commission Payment will always be the applicable Special Offer Commission (no matter how many Service Plans or Special Offers are combined in the Sale).

                  2. Account Maintenance Fees, sometimes called "Residuals", can be earned in connection with Sales to New Customers of Standard Service Plans and some Special Offers. Account Maintenance Fees are not earned in connection with certain other Special Offers; for details, see Part I and/or the Special Offer notice.

         In order to earn Account Maintenance Fees, Ameritech Dealers must be available to perform, and must actually perform, high quality account maintenance-type services for Ameritech's Customers. In consideration of Dealer's performance of its obligations under this Sales Agreement, including account maintenance efforts, Ameritech pays each Dealer Account Maintenance Fees for those Customers who purchase eligible Service Plans and are assigned to such Dealer for account maintenance services (see Part I for more about eligible Service Plans). In most cases, the Dealer which originally sells Service to a Customer will also provide account maintenance services to that Customer, and therefore will collect any Account Maintenance Fees generated through that Customer's continued purchase of Service. However, this is not always true.

         If Ameritech determines that the Dealer which first sold Service to a given Customer is unwilling or unable to provide appropriate account maintenance services to that Customer (equipment replacement transactions will not automatically trigger this determination); or if the Customer chooses to obtain such services from a different Dealer or Ameritech store; or if the Dealer's Sales Agreement expires or terminates (for any reason or no reason), then Ameritech will delete such Customer for purposes of payment from the first Dealer's account maintenance fee base, and may subsequently designate a different Dealer or Ameritech store as the Customer's dealer for account maintenance purposes (the "Dealer of Record"). In such case, the Dealer which formerly provided account maintenance services to the Customer stops earning any Account Maintenance Fees for that Customer as of the effective date of such deletion.

         If a Dealer's Sales Agreement expires or terminates, the Dealer will not, under any circumstances, earn any Account Maintenance Fees for any Service purchase periods which occur after the Sales Agreement's expiration or termination date -- even though the Customers formerly assigned to the Dealer for account maintenance services may continue to purchase Service from Ameritech. A Dealer's final Account Maintenance Fee payment, reduced by any permitted set offs, will be for the Service purchase periods which end on the date when the Sales Agreement expires or terminates.

         For each Customer who purchases an eligible Service Plan, the Dealer of Record will earn, during the term of Dealer's Sales Agreement, a percentage of the Customer's Service charges for each full or partial calendar month in which the Customer purchases Service, subject to the Vesting Period which applies in each Market as stated on Exhibit B, Part I for that Market. As of the date of this Exhibit B, Part II, the Vesting period in all Markets for Account Maintenance Fees associated with Standard Service Plans (other than those with a No Term Agreement) is [CONFIDENTIAL TREATMENT REQUESTED] days, commencing on the day when the Customer's Service is activated. To calculate the Fee, Ameritech will apply the percentage shown in Part I to the Customer's actual monthly recurring charge, airtime usage, and charges for Ameritech Cellular long distance, net of any discounts or other promotional reductions, and excluding taxes, other tolls, auxiliary Services and/or Added Features. No Account Maintenance Fees will be earned or paid for any Service which does not meet the

Vesting Period stated on Exhibit B, Part I, nor with respect to Customers' Service periods after the date of termination or expiration of the Dealer's Sales Agreement, nor with respect to Customers who have been deleted from a Dealer's Account Maintenance Fee base as described above.

         3. Sales Outside Authorized Area. If a Dealer sells Service to New Customers whose mobile numbers have area codes for Service areas outside the Dealer's Authorized Sales Area(s), then the Dealer will earn the Commission Payment in effect in the Market area (CGSA, MSA or RSA) in which the Customer's mobile number originates, but no Account Maintenance Fees.

         4. Unauthorized Sales. Dealer shall not be entitled to any Compensation or other amounts including but not limited to equipment rebates in connection with the Sale of Service to a Customer (a) whom Dealer has permitted to purchase a Service Plan which is not authorized by Ameritech for that Customer, or (b) whom Dealer has permitted to activate lines in excess of those authorized by Ameritech for a Customer. Ameritech shall have the right to charge back Dealer in the amount of any Compensation or other amounts including but not limited to equipment rebates advanced to Dealer in connection with any Sales described in this Section.

II.      HOW YOU EARN PAYMENTS

         A. Vesting. Compensation, including Commission Payments and Account Maintenance Fees, are advanced to Dealers each month. All advances are contingent upon the Customer's continued purchase of Ameritech Service for the minimum number of consecutive days established in Part I as the Vesting Period. If any Customer stops buying, or Ameritech terminates, or suspends and later terminates (in all cases, deactivates) Service on or before the last day of the Vesting Period (e.g., [CONFIDENTIAL TREATMENT REQUESTED] day after activation for Standard Service Plan Offerings other than those with a No Term Agreement) (commencing on the date of activation), no Commission Payment or Account Maintenance Fees will be earned.

Furthermore, if a Customer downgrades his/her Service Plan to a Service Plan with a lower net monthly access cost (i.e., the net cost after any discounts, credits, etc. is lower) within the Vesting Period(s) for the Service Plan originally sold, Ameritech will charge back the Commission credited or paid for the original Service Plan per the appropriate Vesting Period, and then pay Dealer the Commission (or proportionate balance thereof) for the Service Plan to which the Customer has downgraded. In such case, the Vesting Period for the new Commission shall be deemed to have commenced on the date of activation of the line under the original Service Plan.

In all such cases, Ameritech will either deduct advanced but unearned Commission Payments and Account Maintenance Fees from future payments, or obtain repayment from the Dealer. Nothing in this Section shall be construed to mean that Account Maintenance Fees are earned in full at the time of Vesting. On the contrary, Account Maintenance Fees are earned and paid in consideration of Dealer's performance of its obligations under this Agreement, including its availability to perform, and performance of, account maintenance-type services for Customers as an Ameritech Dealer, and therefore are earned and paid only with respect to Customers' Service periods which pre-date the date of termination or expiration of the Dealer's Sales Agreement, or the deletion of the Customer(s) from such Dealer's Account Maintenance Fee base.

         B. Service Order Procedures. In order to receive Commission Payment and Account Maintenance Fee advances, Dealers must obtain from each Customer at the time of sale and be prepared to produce, within ten (10) days after the Customer's Mobile Service is activated, properly completed Ameritech Service Orders and/or Terms and Conditions pamphlets and any other required forms (Forms), including applicable Service Plan information and credit information. From time to time, Ameritech may audit all Forms in Dealer's possession to determine whether complete records are being maintained. If, within [CONFIDENTIAL TREATMENT REQUESTED] days after any activation, such an audit demonstrates that any Forms are unavailable or incomplete, then the Dealer will have one opportunity within the next consecutive ten (10) calendar days to obtain the necessary information. To be complete, each Form must include all of the following, in addition to any other information required pursuant to Ameritech policies communicated to Dealer:

         *  The Customer's signature.

         * Verification that driver's license or state ID was checked to authenticate identification

         *  Proof of membership in appropriate association (if applicable)

         *  Proof of employment by appropriate employer (if applicable)

         * A valid credit class from the credit agency selected by Ameritech, or an accepted Ameritech credit authorization.

Dealers will be charged back the applicable Commission Payment and Account Maintenance Fees for each Sale if the Forms do not comply with these requirements. During the term of the Dealer's Sales Agreement, Dealer shall retain all Forms at its principal place of business for a period of at least five (5) years from the date of their creation. Upon expiration or termination of Dealer's Sales Agreement, Dealer shall retain all Forms in trust for Ameritech and return them pursuant to the Termination section thereof.

         C. When a Transaction Is Not a Sale. No Commission Payment or Account Maintenance Fees can be earned for any Sales of "trial subscriptions" or of lines which are never activated and accepted by the Customer. Also, if the appropriate Commission Payment has been paid to a Dealer in connection with any Service line, then additional Services in connection with that Service line will not qualify as additional Sales. For example, no additional Commission Payment will be paid for any of the following:

         *  Change of ESN and/or equipment upgrade;

         *  Change of Mobile number;

         *  Change or renewal of Service Plan;

         *  Correction of system entry errors;

         *  Conversion from main to subaccount or vice versa; and/or

         *  Assumptions of service

         D. Special Offers. All Dealers are authorized and expected to sell Standard Service Plans. Dealers are encouraged, but not required, to participate in any Ameritech Special Offers for which they qualify. Dealers will be notified and offered the opportunity to participate in every Special Offer for which they qualify. (Additional copies of the Sales and Administration Memos (SAMs) and the Special Offer letter or Compensation notice for any Special Offer can be obtained from the Area Sales Manager). Dealer participation in any Special Offer is completely voluntary; however, any Sale under a Special Offer constitutes the Dealer's acceptance of all the terms of the Special Offer, including Compensation (even where the Special Offer Commission and/or Account Maintenance Fees are lower than the Commission Payment and/or Account Maintenance Fees for the Sale of any Standard Service Plan involved in the Special Offer.)

         E. When the Sales Agreement Expires or Terminates. The Dealer's right to be compensated for Sales lasts as long as the Dealer's Sales Agreement is in effect, and expires when the Dealer's Sales Agreement expires or terminates. After expiration or termination, the Dealer will be paid Commission Payments only for Sales made on or before the expiration or termination date. Further, Dealer will only be paid for Account Maintenance Fees if they are fully earned on or before the expiration or termination date, i.e., only with respect to Customers' Service periods which end on or before the termination or expiration of the Dealer's Sales Agreement (or the date of deletion of a Customer for purposes of payment from a Dealer's Account Maintenance Fee base). If Compensation advanced before the expiration or termination date is not earned, Ameritech will either deduct the unearned Compensation from the Dealer's final payment, or obtain repayment from the Dealer. Ameritech reserves the right to hold back Dealer Compensation, the right to which has not vested prior to the expiration or termination date, until after the Vesting Period for such

Compensation has expired. After the expiration date of such Vesting Period, Ameritech will remit to Dealer any earned but unpaid Compensation, or obtain repayment from the Dealer of any unearned but advanced Compensation.

III.     HOW AND WHEN PAYMENT IS MADE

         A. Dates. If the Dealer obtains and transmits complete Form information by the last day of the month, then Ameritech will advance the Dealer's Compensation by the fifteenth (15th) business day after the month closes.

         B. Deductions. All amounts which Dealers owe Ameritech; whether pursuant to this Sales Agreement, any Paging Service Sales and Equipment Agreement, Equipment Distribution Agreement, or any other agreement or relationship between Dealer and Ameritech, may be set off against or deducted from all amounts which Ameritech owes Dealers, including but not limited to Compensation (for sale of Cellular and Paging Service), equipment rebates, Equipment Reimbursement Program and spiffs. Such deductions include, but are not limited to, equipment debt, Dealers' past-due Cellular or Paging Service charges, Dealers' share of expenses related to any special advertising or promotion in which Dealers specifically agree to participate, and Customer debt as provided in Section III D hereof.

         C. Customer Deposits. Dealer shall accept Customer deposits on behalf of Ameritech, but in its own name in accordance with Ameritech's then-current Security Deposit Policy. Customer deposits collected must be in the amount mandated by the credit class assigned to the Customer by Ameritech, and may be in the form of cash, check, money order or credit card charge. Dealer will retain the amounts accepted as Customer deposits in payment of like amounts owed by Ameritech to Dealer. Upon activation of each Customer who has paid a Customer deposit to Dealer, Ameritech will debit (or subtract) the amount of the Customer deposit for that Customer based on the Customer's credit class, from any amounts owed Dealer by Ameritech, including but not limited to Commission Payments, Account Maintenance Fees and equipment rebates. If a Customer's check in payment of a Customer deposit is returned to Dealer for insufficient funds, or if Dealer incurs a chargeback for a Customer deposit amount charged to a credit card, then Dealer shall forward to Ameritech the returned check or chargeback advice, as the case may be, along with an Ameritech form prescribed for this purpose. Ameritech shall refund to Dealer the amount of the returned check or chargeback, together with any fees incurred by Dealer on account of the same, in accordance with Ameritech's then-current Security Deposit Policy.

         D. Customer Debt. When Dealers do not comply with Sales procedures, the risk of bad Customer debt is increased. The Dealer will be charged for Customer debt as follows:

         1. If within fifteen (15) days after activation, (a) a Customer asks his/her Dealer to cancel Service or (b) lines are never activated and accepted by the Customer, and in either case the Dealer fails to notify Ameritech within the same period, then the Dealer will be charged for any activation charges incurred up to a maximum of $35.00 per line, plus any applicable taxes actually incurred by Ameritech (other than income taxes).

         2. If a Dealer does not obtain and maintain complete Forms, and the Customer fails to pay any Service charges incurred during the first [CONFIDENTIAL TREATMENT REQUESTED] days after Service is activated, and (after making reasonable efforts) Ameritech cannot collect the resulting bad debt from the Customer, then Ameritech will charge back and set off such uncollectible debt against all Compensation and other amounts which the Dealer otherwise would have earned for such Sale including but not limited to equipment rebates, Commission Payments, Account Maintenance Fees, and other applicable Compensation (if any). However, the Dealer shall have no liability for any uncollectible debt, which exceeds such Compensation and other amounts.

         3. If a Dealer accepts any Customer account payment, not including Customer deposits (which are covered by Paragraph III C above), and fails to forward the payment and/or proper identifying information to Ameritech, then Ameritech will charge back and set off the full amount of the Customer account payment against any amounts owed to the Dealer, including but not limited to Compensation and equipment rebates.

         E. Disputes. If Dealer disputes (a) any payment, or (b) Ameritech's failure to make a payment claimed by the Dealer to be due, it must notify Ameritech of the dispute in writing within one [CONFIDENTIAL TREATMENT REQUESTED]: the disputed payment date, in the case of disputed payments, or the transaction date, in the case of failures to make payment. Disputes raised more than one hundred eighty (180) days after such date will not be considered. In order to dispute any payment, or failure to make payment, the Dealer must present businesslike documentation of the dispute.

         F. Payments under $25.00. Ameritech will make payments to Dealer only once the amount of the payment equals or exceeds Twenty-Five Dollars ($25.00). Payments of less than $25.00 will be held and accumulated until the earlier of: the date of the first monthly Compensation statement showing payments due from Ameritech to Dealer equal to or greater than $25.00, or the first quarterly Compensation statement after an amount would have been payable by Ameritech, but for the fact that it was under $25.00.

         IV.      OTHER

         Demo Lines. At the discretion of Ameritech's Area Vice President, Sales for the Market, and in accordance with Ameritech's Demo policy applicable to Dealer's Market, each Dealer may maintain one or more Service lines for demonstration purposes. Demo lines may not be used to make 900 calls, which may be blocked at Ameritech's discretion. No Compensation (including Commission Payment, Account Maintenance Fees, and any other applicable Compensation) can be earned in connection with any Demo Line.